Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Magna Group of Companies Retirement Savings Plans

Aurora, Ontario, Canada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-128257) of Magna International Inc. of our report dated June 26, 2018, relating to the financial statements and supplemental schedules of The Magna Group of Companies Retirement Savings Plans which appears in this Form 11-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Grand Rapids, Michigan
June 26, 2018